ISCO International Receives Deloitte Technology Fast 500 Award

ELK GROVE VILLAGE, IL -- 10/19/2005 -- ISCO International, Inc. (AMEX: ISO), a leading provider of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced today it was selected as one of the Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America.

"Making the Deloitte Technology Fast 500 is commendable in today's highly competitive technology industry," said Tony Kern, deputy national managing principal of Deloitte's Technology, Media & Telecommunications industry practice. "We congratulate ISCO International on being one of the 500 fastest growing technology companies in North America."

"We appreciate the recognition that our growth has begun to generate", said Chief Executive Officer John Thode. "This is a trend that we, obviously, look to continue," he said. Thode added that third quarter financial results were expected to be released on October 25th after market close, and an investor conference call is expected to be held on November 3rd at 4pm (eastern).

The Fast 500 is a list compiled from Deloitte's 15 regional North American Fast 50 lists and from direct nominations and industry research. Entrants must be headquartered in North America and must be a "technology company," defined, in part, as a company that owns proprietary technology that contributes to a significant portion of the company's operating revenues. Using other companies' technology in a unique way doesn't qualify. More information on this award can be found at www.fast500.com.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company's ability to protect its intellectual property; market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; various risks associated with international operations; and the risk of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K/A. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario,
Phone: 847-391-9492
Internet: iscoir@iscointl.com